                         CHOICETEL COMMUNICATIONS, INC.

                                 800,000 UNITS(1)
                CONSISTING OF 800,000 SHARES OF COMMON STOCK AND
                800,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                            SELECTED DEALER AGREEMENT



__________, 1997


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Ladies and Gentlemen:

     1. We are the Underwriter named in the Prospectus relating to the above securities (the "Underwriter"). As the Underwriter, we have agreed, on certain terms and subject to certain conditions, to purchase from ChoiceTel Communications, Inc., a Minnesota corporation (the "Company"), an aggregate of 800,000 Units (the "Units"), each Unit consisting of one share of the Company's common stock, $0.01 par value per share ("Common Stock"), and one redeemable common stock purchase warrant of the Company, and, for purposes of covering over-allotments in connection with the sale of the Firm Units, up to 120,000 additional Units (the "Option Units"), all as set forth in the Prospectus. The Firm Units and any Option Units purchased by us are referred to herein as the "Units." The Units and the shares of Common Stock and the common stock purchase warrants comprising the Units are collectively referred to herein as the "Securities." The Securities and the terms under which they are to be offered for sale are more particularly described in the Prospectus.

     2. As the Underwriter, we are offering to you and certain other securities dealers ("Selected Dealers") the right as set forth herein to purchase, as principals, from us, certain of the Units subject to their receipt and acceptance by us and upon the terms and subject to the conditions set forth herein and in the Prospectus, at the Price to Public (as set forth on the cover page of the Prospectus) for such Units, less a selling concession of $____ per Unit, payable as herein provided. Each Selected Dealer shall be a member of the National Association of Securities Dealers, Inc. (the "NASD") who has agreed to comply with the provisions of Rule 2740 of the NASD's Conduct Rules (or a foreign dealer who is not eligible for membership in the NASD but who agrees to conform to the NASD's Conduct Rules and agrees in writing to comply with the NASD's Interpretation on "Free-Riding and Withholding" (IM-2110-1) and with the provisions of Rules 2730, 2740, 2750 and 2420 (as such Rule applies to foreign nonmembers) of the NASD's Conduct Rules), acting as principal or as buyer's agent.

     3. All orders are subject to confirmation and allotment by us. We reserve the right to reject any order in whole or in part, or to allot less than the amount applied for, and to close the subscription books at any time without notice. The number of Units allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

     4. Please confirm your agreement to purchase Units on the terms and subject to the conditions hereof by completing and signing the form for that purpose on the enclosed counterpart of this Agreement and returning such counterpart to us, even though you may have previously advised us thereof by telephone or telegraph. Our signatures herein may be by facsimile.

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(1) Plus an option to purchase up to 120,000 additional Units to cover over-
allotments.

     5. Any Securities purchased by you under the terms of this Agreement may immediately be re-offered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities or Blue Sky laws of the various states or other jurisdictions. Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Securities other than as contained in the Prospectus. You will not bid for, purchase or attempt to induce others to purchase or sell, directly or indirectly, any Securities except as contemplated by this Agreement.

     6. You agree, upon our request, to deliver to us payment in the form and at the time, date and place specified in such request, for the Units to be purchased by you under this Agreement. Units accepted or allotted hereunder shall be paid for in full at the Price to Public less the above-mentioned selling concession, by certified or official bank check payable in Minneapolis clearing house funds or the equivalent thereof, to our order against delivery of certificates for the Securities. If you are a member of, or clear through a member of, The Depository Trust Company ("DTC"), we may, in our discretion, deliver your Securities through the facilities of DTC. If you are not a member of DTC, such delivery shall be made through a correspondent who is such a member, if you shall have furnished instructions to us naming such correspondent, unless you are otherwise notified by us in our discretion.

     7. You agree to pay us on demand an amount equal to the above-mentioned selling concession as to Units purchased by you hereunder which, prior to the termination of this Agreement, we may purchase or contract to purchase and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Securities delivered on such repurchases need not be the identical certificates originally purchased.

     8. For the purpose of stabilizing the market in the Units, we have been authorized to make purchases and sales of the Securities, in the open market or otherwise, and, in arranging for sales, to over-allot.

     9. You agree to advise us from time to time, upon request, of the aggregate number of Units purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Units shall be needed to make delivery of the Units sold or over-allotted, you will, forthwith upon our request, grant to us the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Price to Public less the above-mentioned selling concession or such part thereof as we shall determine, such aggregate number of Units owned by you as shall have been specified in our request.

     10. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or the rules and regulations thereunder.

     11. No Selected Dealer is authorized to act as our agent, or otherwise to act on our behalf, in offering or selling the Units to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus. Nothing will constitute the Selected Dealers an association or other separate entity or partners with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary.

     12. We shall not be under any liability for or in respect of the value, validity or form of the Securities, or the delivery of the certificates for the Securities, or the performance by anyone of any agreement on its part, or the qualification of the Securities for offer or sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement, and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

     13. You, by your confirmation below, represent that neither you nor any of your directors, officers, partners, nor any "person associated with" (as defined in the By-Laws of the NASD) you, nor, to your knowledge,

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any "related person" (as defined in Rule 2710 of the NASD's Conduct Rules (the
"Corporate Financing Rule")) has participated or intends to participate in any transaction or dealing as to which documents or information is required to be filed with the NASD pursuant to the Corporate Financing Rule, and as to which such documents or information have not been so filed in a timely manner. By such confirmation you also represent that either (a) you are a member in good standing of the NASD who agrees to comply with all applicable rules of the NASD including, but not limited to, Rule 2740 of the NASD's Conduct Rules, or (b) you are a foreign dealer not eligible for membership in the NASD and you agree not to make any sales within the United States, its territories, or its possessions, or to persons who are citizens thereof or residents therein, and in making other sales of the Units, you agree to comply with the NASD's Interpretation on "Free-Riding and Withholding" (IM-2110-1) and to comply, as if you were an NASD member, with the provisions of Rules 2730 and 2750 of the NASD's Conduct Rules and with Rule 2420 of such Conduct Rules as it applies to a nonmember foreign broker/dealer in a foreign country.

     14. On becoming a Selected Dealer, and in offering and selling the Units, you agree to comply with all the applicable requirements of the 1933 Act and the 1934 Act including, but not limited to, Regulation M under the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

     15. No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Units to you will be paid when such Units are delivered to you. You shall, however, pay any transfer tax on sales of Units by you and you shall pay our proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

     16. The provisions of this Agreement will terminate when we shall have determined that the public offering of the Units has been completed and upon notice to you by telegraph or telecopy of such termination, but if not theretofore terminated, this Agreement will terminate at 5:00 p.m., Minneapolis time, thirty (30) days after the initial public offering of the Units; provided, however, that we shall have the right to extend this Agreement for a further period or periods, not exceeding thirty (30) calendar days in the aggregate, upon notice to you by telegraph or telecopy.

     17. Notices to us should be addressed to us, as the Underwriter, at our offices at 2820 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402; Attention: Syndicate Department. Notices to you shall be deemed to have been duly given if telegraphed, telecopied or mailed to you at the address to which this Agreement is sent.

                              Very truly yours,

                              EQUITY SECURITIES INVESTMENTS, INC.



                              By
                                 ------------------------------------------
                                   Authorized Officer


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

EQUITY SECURITIES INVESTMENTS, INC.
2820 IDS Center
80 South Eighth Street
Minneapolis, MN 55402

     RE:  CHOICETEL COMMUNICATIONS, INC.

Ladies and Gentlemen:

     We hereby confirm our agreement to purchase ___________ Units, each Unit consisting of one share of common stock and one redeemable common stock purchase warrant, of ChoiceTel Communications, Inc., subject to your acceptance or rejection in whole or in part in the case of a subscription in excess of any reservation and subject to the other terms and conditions stated in the Selected Dealer Agreement and in your telegram or telecopy to us referred to therein.

     We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Units. We further confirm that in purchasing said Units we have relied upon the Prospectus and upon no other statement whatsoever, whether written or oral.

     We hereby confirm that we are (a) a member in good standing of the NASD who agrees to comply with all applicable rules of the NASD including, but not limited to, Rule 2740 of the NASD's Conduct Rules, or (b) a foreign dealer not eligible for membership in the NASD who agrees not to make any sales within the United States, its territories, or its possessions, or to persons who are citizens thereof or residents therein, and in making other sales of the Units, who hereby agrees to comply with Rule 2740 of the NASD's Conduct Rules and the NASD's Interpretation on "Free-Riding and Withholding" (IM-2110-1) and to comply, as if we were an NASD member, with the provisions of Rules 2730 and 2750 of the NASD's Conduct Rules and with Rule 2420 of such Conduct Rules as it applies to a nonmember foreign broker/dealer in a foreign country.


Corporate or firm name of Dealer:
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                              By:
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                                   Signature of Authorized Representative

                              Its:
                                  ----------------------------------------------
                                   Title of person signing

               Address:
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Dated: _______, 1997